Exhibit 99.1
Rapid7 Announces Fourth Quarter and Full-Year 2025 Financial Results
•Annualized recurring revenue (“ARR”) of $840 million
•Full-year revenue of $860 million, increased 2% year-over-year
•Full-year net cash provided by operating activities of $154 million; free cash flow of $130 million

Boston, MA – February 10, 2026 – Rapid7, Inc. (Nasdaq: RPD), a leader in threat detection and exposure management, today announced its financial results for the fourth quarter and full year 2025.
"Rapid7 exited 2025 delivering outperformance against fourth quarter ARR, revenue, and profitability guidance," said Corey Thomas, CEO of Rapid7. "Our differentiated approach to AI security operations continues to resonate with customers and gain market recognition. We are entering 2026 with a relentless focus on driving innovation, scaling up our execution, and securing Rapid7 customers' rapidly evolving attack surfaces."
Fourth Quarter 2025 Financial Highlights

•Revenue: Total revenue of $217 million increased 1% year-over-year. Product revenue of $209 million increased 1% year-over-year.
•ARR: Annual recurring revenue of $840 million, flat year-over-year.
•Operating Income: GAAP operating income of $2.3 million; Non-GAAP operating income of $30.1 million.
•Net Income: GAAP net income of $3.1 million or $0.05 per diluted share and non-GAAP net income of $32.1 million or $0.44 per diluted share.
•Cash Flow: Net cash provided by operating activities of $37.6 million and free cash flow of $32.3 million.
•Total cash, cash equivalents, and government securities of $659 million as of December 31, 2025.
Full Year Fiscal 2025 Financial Highlights

•Revenue: Total revenue of $860 million increased 2% year-over-year. Product revenue of $831 million increased 3% year-over-year.
•Operating Income: GAAP operating income of $11.6 million; Non-GAAP operating income of $135.7 million.
•Net Income: GAAP net income of $23.4 million or $0.36 per diluted share and non-GAAP net income of $151.8 million or $2.08 per diluted share.
•Cash Flow: Net cash provided by operating activities of $153.8 million and free cash flow of $130.1 million.
•Customers: Total customers of over 11,500 and average ARR per customer of approximately $72,000.
rapid7.com                                                1

Recent Business Highlights

•In January, Rapid7 announced the general availability of Managed Detection and Response (MDR) for Microsoft, bringing Rapid7’s Preemptive MDR and AI SOC capabilities to companies within Microsoft’s security ecosystem and unlocking integrated protection across Microsoft environments.
•In January, Rapid7 announced a strategic partnership with ARMO to enable new runtime security capabilities to reduce cloud risk faster and help security teams respond to active threats with confidence.
•In January, Rapid7 was recognized by Built In as a 2026 Best Places to Work with specific recognition for its footprint in Austin, Boston, and Washington, DC.
•In December, Rapid7 announced a partnership with HITRUST to automate cybersecurity assurance and reduce the cost and complexity for regulated industries to meet key compliance standards.
•In December, Rapid7 was granted its 300th cybersecurity patent and now holds over 80 patents focused primarily on advanced AI and machine learning technologies implemented across its products, platform, and SOC services.
•In November, Rapid7 announced the launch of Curated Intelligence Rules for AWS Network Firewall to enable AWS users the ability to leverage industry-leading, curated threat intelligence directly to better protect their native AWS environments from the latest threats.
•In November, Rapid7 was recognized as a Leader in the 2025 Gartner® Magic Quadrant™ for Exposure Assessment Platforms (EAP) with specific recognition for completeness of vision and ability to execute.
•In November, Rapid7 released its Q3 2025 Threat Landscape Report, revealing how threat actors are accelerating the race between vulnerability disclosure and exploitation, consolidating ransomware power structures, and increasingly weaponizing artificial intelligence to evade detection. The report analyzed data from Rapid7’s Intelligence Hub, AttackerKB, incident response, and MDR telemetry.

First Quarter and Full Year 2026 Guidance
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items such as acquisition-related expenses, impairment of long-lived assets, restructuring expense, induced conversion expense, change in the fair value of derivative assets, non-ordinary course litigation-related expenses and discrete tax items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Rapid7 anticipates ARR, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	First Quarter 2026			Full-Year 2026
	(in millions, except per share data)
ARR	Approximately $830 million			Not provided
Year-over-year growth	(1)%				—%
Revenue	$207	to	$209	$835	to	$843
Year-over-year growth	(2)%	to	(1)%	(3)%	to	(2)%
Non-GAAP income from operations	$19	to	$21	$108	to	$116
Non-GAAP net income per share	$0.29	to	$0.32	$1.50	to	$1.60
Weighted average shares outstanding	77.1			78.2
Free cash flow	Not provided			$125	to	$135
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the first quarter 2026 and full-year 2026 does not include any potential impact of foreign exchange gains or losses.
rapid7.com                                                2

Conference Call and Webcast Information
Rapid7 will host a conference call today, February 10, 2026, to discuss its results at 4:30 p.m. Eastern Time. The call will be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7, Inc. (NASDAQ: RPD) is a global leader in AI-powered managed cybersecurity operations, trusted to advance organizations’ cyber resilience. Open and extensible, the Rapid7 Command Platform integrates security data, enriching it with AI, threat intelligence, and 25 years of expertise and innovation to reduce risk and disrupt attackers. As a recognized leader in preemptive managed detection and response (MDR), Rapid7 unifies exposure and detection to transform the cybersecurity operations of more than 11,500 customers worldwide. For more information, visit our website, check out our blog, or follow us on LinkedIn or X.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense, induced conversion expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and our former revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2.25% convertible senior notes due 2025, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense
rapid7.com                                                3

because this amount is not indicative of the performance of or trends in our business, and neither is comparable to the prior period nor predictive of future results.
Non-ordinary course litigation-related expenses. We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including legal costs and settlement fees resulting from maintaining and enforcing our intellectual property portfolio and license agreements.
Acquisition-related expenses. We exclude acquisition-related expenses, including accretion expense associated with contingent consideration, as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Change in fair value of derivative assets. The expense for the change in fair value of derivative assets related to our 2023 capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan, that was completed during fiscal year 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped call transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for (benefit from) income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, and (9) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
We include all non-GAAP financial measures in the current year or any comparative year that will be included in the non-GAAP reconciliation during the current fiscal year annual Form 10-K. As such, not all non-GAAP financial measures listed above may be included in the current reporting period non-GAAP reconciliation in the GAAP to Non-GAAP Reconciliation section below.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
rapid7.com                                                4

Other Metrics
ARR. Annualized Recurring Revenue and Growth. ARR is defined as the annual value of all recurring revenue related to active contracts as of the last day of the period. ARR is measured at a specific point in time and does not incorporate consideration of any anticipated contract terminations or other prospective events, regardless of whether such events may exert a favorable or adverse influence on the metric. ARR should be viewed independently of revenue and deferred revenue, as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates and does not include revenue reported as professional services revenue in our consolidated statement of operations. We use ARR and believe it is useful to investors as a measure of the overall success of our business.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value of less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the first quarter and full-year 2026, and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan that was completed during fiscal year 2024, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, exposure to greater than anticipated tax liabilities, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 28, 2025, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Matthew Wells
VP, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Alice Randall
Director, Global Corporate Communications
press@rapid7.com
(214) 693-4727

rapid7.com                                                5

RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$246,664	$334,686
Short-term investments	228,006	187,025
Accounts receivable, net	167,017	168,242
Deferred contract acquisition and fulfillment costs, current portion	48,370	52,134
Prepaid expenses and other current assets	47,230	44,024
Total current assets	737,287	786,111
Long-term investments	184,119	37,274
Property and equipment, net	31,990	32,245
Operating lease right-of-use assets	45,485	48,877
Deferred contract acquisition and fulfillment costs, non-current portion	66,978	73,672
Goodwill	575,268	575,268
Intangible assets, net	65,105	85,719
Other assets	20,232	12,868
Total assets	$1,726,464	$1,652,034
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,041	$18,908
Accrued expenses	96,998	88,802
Convertible senior notes, current portion, net	—	45,895
Operating lease liabilities, current portion	16,176	15,493
Deferred revenue, current portion	451,155	461,118
Total current liabilities	575,370	630,216
Convertible senior notes, non-current portion, net	892,284	888,356
Operating lease liabilities, non-current portion	59,908	68,430
Deferred revenue, non-current portion	29,971	27,078
Other long-term liabilities	14,201	20,243
Total liabilities	1,571,734	1,634,323
Stockholders' equity:
Common stock	$658	$635
Treasury stock	(4,765)	(4,765)
Additional paid-in capital	1,120,963	1,011,080
Accumulated other comprehensive (loss) income	2,527	(1,205)
Accumulated deficit	(964,653)	(988,034)
Total stockholders equity	154,730	17,711
Total liabilities and stockholders’ equity	$1,726,464	$1,652,034
Note: Certain prior periods reflect immaterial corrections. Refer to Note 20, Immaterial Correction of an Error, in the notes to our 2024 Form 10-K filed on February 28, 2025 for further information.
rapid7.com                                                6

RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Product subscriptions	$209,147	$206,328	$831,325	$808,906
Professional services	8,241	9,933	28,469	35,101
Total revenue	217,388	216,261	859,794	844,007
Cost of revenue:
Product subscriptions	60,252	58,932	230,119	225,547
Professional services	7,265	6,960	24,921	25,488
Total cost of revenue	67,517	65,892	255,040	251,035
Total gross profit	149,871	150,369	604,754	592,972
Operating expenses:
Research and development	48,631	46,334	190,660	173,126
Sales and marketing	79,722	72,767	317,665	298,809
General and administrative	19,246	23,989	84,861	86,002
Total operating expenses	147,599	143,090	593,186	557,937
Income from operations	2,272	7,279	11,568	35,035
Other income (expense), net:
Interest income	5,580	5,551	23,019	21,063
Interest expense	(2,570)	(2,783)	(10,436)	(10,963)
Other income (expense), net	444	(4,361)	6,030	(3,680)
Income before income taxes	5,726	5,686	30,181	41,455
Provision for income taxes	2,597	3,514	6,800	15,929
Net income	$3,129	$2,172	$23,381	$25,526
Net income per share, basic(1)	$0.05	$0.03	$0.36	$0.41
Net income per share, diluted	$0.05	$0.03	$0.36	$0.40
Weighted-average common shares outstanding, basic	65,643,762	63,339,306	64,727,551	62,607,583
Weighted-average common shares outstanding, diluted	65,881,693	63,901,277	65,001,955	63,183,651
(1) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive. On an if-converted basis, for the three months ended December 31, 2025, the 2027 and 2029 Notes were anti-dilutive. On an if-converted basis, for the year ended December 31, 2025 and 2024 and the three months ended December 31, 2024, the 2025, 2027 and 2029 Notes were anti-dilutive.

Note: Certain prior periods reflect immaterial corrections. Refer to Note 20, Immaterial Correction of an Error, in the notes to our 2024 Form 10-K filed on February 28, 2025 for further information.
rapid7.com                                                7

RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$3,129	$2,172	$23,381	$25,526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,181	11,436	45,436	44,893
Amortization of debt issuance costs	1,095	1,122	4,211	4,447
Stock-based compensation expense	23,276	27,412	104,335	107,961
Deferred income taxes	(390)	(1,049)	(1,690)	791
Other	(1,624)	3,031	(6,354)	(1,503)
Changes in assets and liabilities:
Accounts receivable	(24,244)	(27,912)	1,667	(5,480)
Deferred contract acquisition and fulfillment costs	(3,681)	(3,703)	10,457	(4,196)
Prepaid expenses and other assets	(8,884)	(3,257)	(10,223)	2,805
Accounts payable	(5,123)	13,227	(8,929)	2,777
Accrued expenses	20,913	7,584	10,090	(9,829)
Deferred revenue	28,540	36,317	(8,371)	(795)
Other liabilities	(6,614)	(2,607)	(10,183)	4,273
Net cash provided by operating activities	37,574	63,773	153,827	171,670
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(103)	—	(37,301)
Purchases of property and equipment	(1,153)	(1,183)	(7,599)	(3,425)
Capitalization of internal-use software	(4,122)	(3,748)	(16,106)	(14,162)
Purchases of investments	(30,304)	—	(533,342)	(242,494)
Sales and maturities of investments	123,822	58,000	351,322	250,500
Purchase of strategic equity investments	(5,500)	—	(5,500)	—
Other investing activities	—	—	1,786	360
Net cash provided by (used in) investing activities	82,743	52,966	(209,439)	(46,522)
Cash flows from financing activities:
Payment of debt issuance costs	—	—	(1,693)	—
Payments for maturity of convertible senior notes	—	—	(45,992)	—
Payments related to business acquisitions	(4,091)	(500)	(4,091)	(500)
Taxes paid related to net share settlement of equity awards	(585)	(847)	(3,020)	(4,730)
Proceeds from employee stock purchase plan	—	—	7,703	9,246
Proceeds from stock option exercises	—	130	1,589	1,566
Net cash (used in) provided by financing activities	(4,676)	(1,217)	(45,504)	5,582
Effect of exchange rate changes on cash ,cash equivalents and restricted cash	410	(3,529)	5,679	(2,756)
Net (decrease) increase in cash, cash equivalents and restricted cash	116,051	111,993	(95,437)	127,974
Cash, cash equivalents and restricted cash, beginning of period	$130,613	$230,108	$342,101	$214,127
Cash, cash equivalents and restricted cash, end of period	$246,664	$342,101	$246,664	$342,101
Supplemental cash flow information:
Cash paid for interest on convertible senior notes	$1,312	$518	$5,768	$6,358
Cash paid for income taxes, net of refunds	824	1,876	7,948	8,489
rapid7.com                                                8

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	246,664	334,686	246,664	334,686
Restricted cash included in other assets	—	7,415	—	7,415
Total cash, cash equivalents and restricted cash	$246,664	$342,101	$246,664	$342,101

Note: Certain prior periods reflect immaterial corrections. Refer to Note 20, Immaterial Correction of an Error, in the notes to our 2024 Form 10-K filed on February 28, 2025 for further information.
rapid7.com                                                9

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP total gross profit	$149,871	$150,369	$604,754	$592,972
Add: Stock-based compensation expense(1)	$2,340	$3,109	$9,641	$12,208
Add: Amortization of acquired intangible assets(2)	$4,423	$4,424	$17,693	$17,163
Non-GAAP total gross profit	$156,634	$157,902	$632,088	$622,343
Non-GAAP gross margin	72%	73%	74%	74%

GAAP gross profit – product subscriptions	$148,895	$147,396	$601,206	$583,359
Add: Stock-based compensation expense	$1,748	$2,576	$7,464	$10,376
Add: Amortization of acquired intangible assets	$4,423	$4,424	$17,693	$17,163
Non-GAAP gross profit – product subscriptions	$155,066	$154,396	$626,363	$610,898
Non-GAAP gross margin - product subscriptions	74%	75%	75%	76%

GAAP gross profit – professional services	$976	$2,973	$3,548	$9,613
Add: Stock-based compensation expense	$592	$533	$2,177	$1,832
Non-GAAP gross profit – professional services	$1,568	$3,506	$5,725	$11,445
Non-GAAP gross margin - professional services	19%	35%	20%	33%

GAAP income from operations	$2,272	$7,279	$11,568	$35,035
Add: Stock-based compensation expense(1)	$23,276	$27,412	$104,335	$107,961
Add: Amortization of acquired intangible assets(2)	$4,494	$5,121	$19,296	$19,951
Add: Acquisition-related expenses(3)	$83	$183	$533	$751
Add: Restructuring expense(4)	$—	$—	$—	$(190)
Non-GAAP income from operations	$30,125	$39,995	$135,732	$163,508

GAAP net income	$3,129	$2,172	$23,381	$25,526
Add: Stock-based compensation expense(1)	$23,276	$27,412	$104,335	$107,961
Add: Amortization of acquired intangible assets(2)	$4,494	$5,121	$19,296	$19,951
Add: Amortization of debt issuance costs	$1,095	$1,122	$4,211	$4,447
Add: Acquisition-related expenses(3)	$83	$183	$533	$751
Add: Discrete tax items(5)	$—	$(1,668)	$—	$4,692
Add: Restructuring expense	$—	$—	$—	$(190)
Non-GAAP net income	$32,077	$34,342	$151,756	$163,138
Add: Interest expense of convertible senior notes(6)	$1,312	$1,571	$5,595	$6,285
Numerator for non-GAAP earnings per share calculation	$33,389	$35,913	$157,351	$169,423

Weighted average shares used in GAAP earnings per share calculation, basic	65,643,762	63,339,306	64,727,551	62,607,583
Dilutive effect of convertible senior notes(6)	10,429,891	11,183,611	10,679,754	11,183,611
Dilutive effect of employee equity incentive plans(7)	237,931	561,971	274,405	576,068
Weighted average shares used in non-GAAP earnings per share calculation, diluted	76,311,584	75,084,888	75,681,710	74,367,262
rapid7.com                                                10

Non-GAAP net income per share:
Basic	$0.49	$0.54	$2.34	$2.61
Diluted	$0.44	$0.48	$2.08	$2.28

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$2,340	$3,109	$9,641	$12,208
Research and development	$9,322	$10,703	$39,357	$37,566
Sales and marketing	$6,283	$6,615	$28,230	$28,718
General and administrative	$5,331	$6,985	$27,107	$29,469

(2) Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,423	$4,424	$17,693	$17,163
Sales and marketing	$71	$652	$1,543	2,608
General and administrative	$—	$45	$60	180

(3) Includes acquisition-related expenses as follows:
General and administrative	$83	$183	$533	$751

(4) For the twelve months ended December 31, 2024, restructuring expense was recorded within general and administrative expense in our condensed consolidated statement of operations.

(5) Includes discrete tax items as follows:
(Benefit) Provision for income taxes	$—	$(1,668)	$—	$4,692

(6) We use the if-converted method to compute diluted earnings per share with respect to our convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(7) We use the treasury method to compute the dilutive effect of employee equity incentive awards.
Note: Certain prior periods reflect immaterial corrections. Refer to Note 20, Immaterial Correction of an Error, in the notes to our 2024 Form 10-K filed on February 28, 2025 for further information.
rapid7.com                                                11

RAPID7, INC.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income	$3,129	$2,172	$23,381	$25,526
Interest income	(5,580)	(5,551)	(23,019)	(21,063)
Interest expense	2,570	2,783	10,436	10,963
Other expense (income), net	(444)	4,361	(6,030)	3,680
Provision for income taxes	2,597	3,514	6,800	15,929
Depreciation expense	2,289	2,658	9,767	11,059
Amortization of intangible assets	8,892	8,778	35,669	33,834
Stock-based compensation expense	23,276	27,412	104,335	107,961
Acquisition-related expenses	83	183	533	751
Restructuring expense	—	—	—	(190)
Adjusted EBITDA	$36,812	$46,310	$161,872	$188,450

Note: Certain prior periods reflect immaterial corrections. Refer to Note 20, Immaterial Correction of an Error, in the notes to our 2024 Form 10-K filed on February 28, 2025 for further information.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$37,574	$63,773	$153,827	$171,670
Less: Purchases of property and equipment	(1,153)	(1,183)	(7,599)	(3,425)
Less: Capitalized internal-use software costs	(4,122)	(3,748)	(16,106)	(14,162)
Free cash flow	$32,299	$58,842	$130,122	$154,083

rapid7.com                                                12

First Quarter and Full-Year 2026 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	First Quarter 2026			Full-Year 2026
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:	Low		High	Low		High
Anticipated GAAP (loss) income from operations	$(7)	to	$(5)	$12	to	$20
Add: Anticipated stock-based compensation expense	22	to	22	80	to	80
Add: Anticipated amortization of acquired intangible assets	4	to	4	16	to	16
Anticipated non-GAAP income from operations	$19	to	$21	$108	to	$116

Reconciliation of GAAP net (loss) income to non-GAAP net income:
Anticipated GAAP net (loss) income	$(6)	to	$(4)	$12	to	$20
Add: Anticipated stock-based compensation expense	22	to	22	80	to	80
Add: Anticipated amortization of acquired intangible assets	4	to	4	16	to	16
Add: Anticipated amortization of debt issuance costs	1	to	1	4	to	4
Anticipated non-GAAP net income	$21	to	$23	$112	to	$120
Add: Anticipated interest expense on convertible senior notes	1	to	1	5	to	5
Numerator for non-GAAP earnings per share calculation	$22	to	$24	$117	to	$125

Anticipated GAAP net (loss) income per share[1]	$(0.09)		$(0.06)	$0.18		$0.30
Anticipated non-GAAP net income per share, diluted	$0.29		$0.32	$1.50		$1.60

Weighted average shares used in earnings per share calculation, diluted	77.1			78.2

[1] The anticipated GAAP net loss per share is calculated using basic weighted average shares for periods in which the Company anticipated a GAAP net loss. The anticipated GAAP net income per share is calculated using GAAP diluted weighted average shares for periods in which the Company anticipated GAAP net income.

The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP loss from operations, Anticipated GAAP net loss and Anticipated GAAP net loss per share are expected to change.

	Full-Year 2026
Reconciliation of net cash provided by operating activities to free cash flow:	Low		High
Anticipated net cash provided by operating activities	$151	to	$161
Less: Anticipated purchases of property and equipment	(8)	to	(8)
Less: Anticipated capitalized internal-use software costs	(18)	to	(18)
Anticipated free cash flow	$125		$135
rapid7.com                                                13